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                       [THE LOEWEN GROUP INC. LETTERHEAD]

(NYSE, TSE, ME: LWN)
        NEWS

Contact:
Thomas C. Franco
Broadgate Consultants, Inc.
Tel: (212) 232-2222

                              FOR IMMEDIATE RELEASE

                   LOEWEN GROUP ANNOUNCES FILING OF FORM 10-K
                       AND REDUCTION IN BOARD OF DIRECTORS

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VANCOUVER, BC, April 14, 1999 -- The Loewen Group Inc. (NYSE, TSE, ME: LWN)
today announced that it had filed its Form 10-K for the year ended December 31, 1998 with the Securities and Exchange Commission.

The Form 10-K included its audited financial statements.

In keeping with the previously announced plan to reduce the size of the Board to seven members, the Board of Directors of The Loewen Group Inc. also announced that Raymond Loewen will no longer be serving as a member of the Board and that the director position previously occupied by Mr. Loewen has been eliminated. The Board thanked Mr. Loewen for his service to the Company and, in particular, for his vision and commitment as founder and longtime Chairman and Chief Executive Officer.

The Loewen Group Inc. is one of the largest funeral home and cemetery operators in North America. The Company employs approximately 16,000 people and owns or operates more than 1,100 funeral homes and over 400 cemeteries across the United States, Canada and the United Kingdom. Over 90 percent of the Company's revenue is derived from the United States.

The Loewen Group's website is located at http://www.loewengroup.com

Note: Certain of the statements contained in the press release, including, but not limited to, information regarding the future economic performance and financial
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condition of the Company, the plans and objectives of the Company's management, and the Company's assumptions regarding such performance and plans, are forward-looking in nature. Additional information concerning important factors that could cause actual results to differ from the forward-looking information contained in this release is included in the Company's publicly filed quarterly and annual reports.

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